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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in Amendment No. 1 to the registration statement of Mattel, Inc. on Form S-3 of our report dated March 26, 1999 relating to the financial statements and financial statement schedule, which appears in The Learning Company, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 2, 1999. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
April 28, 1999